SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PACIFIC SCIENTIFIC COMPANY
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                (Name of Registrant as Specified in its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:


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PACIFIC
SCIENTIFIC                                      NEWS RELEASE
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                                           620 Newport Center Drive, Suite 700
                                          Newport Beach, California 92660-8007
                                            (714) 720-1714  Fax (714) 720-1083
FOR IMMEDIATE RELEASE

CONTACT:    Chuck Burgess/Joele Frank
            Abernathy MacGregor Frank
            (212) 371-5999

                   PACIFIC SCIENTIFIC BOARD TO REVIEW PROMPTLY
                     KOLLMORGEN'S REVISED UNSOLICITED OFFER

         SHAREHOLDERS URGED TO TAKE NO ACTION UNTIL BOARD RECOMMENDATION

NEWPORT BEACH, CA, January 30, 1998 - Pacific Scientific Company (NYSE: PSX) announced today that it has received Kollmorgen Corporation's (NYSE: KOL) revised unsolicited cash tender offer and second-step merger proposal.

Pacific Scientific said that its Board of Directors will promptly review the offer and will make a recommendation to Pacific Scientific shareholders in due course.

The Company urged all Pacific Scientific shareholders to take no action on the revised Kollmorgen offer until Pacific Scientific has publicly announced the recommendation of its Board of Directors. The revised tender offer continues to be for approximately 51% of the outstanding shares of Pacific Scientific common stock and must remain open until at least Friday, February 13, 1998.

Pacific Scientific Company is an international business that designs, manufactures and markets motion control, process control and safety equipment.

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